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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 15, 2002


                               VIA NET.WORKS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                0-29391                  84-1412512
      (State or Other         (Commission File           (IRS Employer)
       Jurisdiction of             Number)            Identification Number)
       Incorporation)

                       12100 Sunset Hills Road, Suite 110
                             Reston, Virginia 20190
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (703) 464-0300

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                               VIA NET.WORKS, INC.

Item 5.  Other Events.

         (a) On March 15, 2002, VIA NET.WORKS, Inc. issued a press release announcing certain management changes. A copy of the press release is attached as Exhibit 99.

         (b) On March 21, 2002, VIA NET.WORKS, Inc. received a letter from The Nasdaq Stock Market indicating that VIA's common stock has failed to meet Nasdaq's requirement that the common stock trade above $1.00 per share because it has traded below $1.00 per share for the preceding 30 consecutive trading days. Nasdaq has informed VIA that, if the bid price of shares of VIA's common stock does not close at or above $1.00 for at least 10 consecutive trading days prior to June 19, 2002, VIA will be notified that its common stock will be delisted from the Nasdaq National Market. Nasdaq also notified VIA that VIA could apply to list its common stock on the Nasdaq SmallCap Market, on which VIA would be afforded up to an additional 270 days to come into compliance with Nasdaq's minimum bid price and other requirements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     Description.
     ------------

     (c) Exhibit.

     99 Press Release, dated March 15, 2002, announcing certain management changes.

                                     - 2 -

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2002                 VIA NET.WORKS, Inc.


                                     By:  /s/ Matt S. Nydell
                                       ----------------------------------------
                                         Matt S. Nydell
                                         Vice President, Secretary and General
                                         Counsel

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                                  EXHIBIT INDEX

99 Press Release, dated March 15, 2002 announcing certain management changes.